                                                                    EXHIBIT 32.1

                              CERTIFICATION OF THE
                           CHIEF EXECUTIVE OFFICER OF
                             TOWER AUTOMOTIVE, INC.



         I, Kathleen Ligocki, President and Chief Executive Officer of Tower Automotive, Inc., hereby certify pursuant to Rule 13a-14 (b) or Rule 15d-14 (b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that to the best of my knowledge and belief:

         (1) The report on Form 10-Q for the quarter ended September 30, 2005, to which this statement is furnished as an exhibit (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and;

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tower Automotive, Inc.


TOWER AUTOMOTIVE, INC.

    /s/ Kathleen Ligocki
-------------------------------------------------
    Kathleen Ligocki
    President and Chief Executive Officer
    January 6, 2006